Exhibit 21.1
Subsidiaries of Air Products and Chemicals, Inc.

Registrant -- Air Products and Chemicals, Inc.

UNITED STATES
All companies are incorporated in the State of Delaware unless otherwise indicated.

Air Products Advanced Materials LLC
Air Products Ammonia Distribution, LLC
Air Products Ammonia Holdings, LLC
Air Products and Chemicals, Inc. of Utah (Utah)
Air Products Asia, Inc.
Air Products Blue Energy LLC
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Clean Ammonia LLC
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products Industrial Gas LLC
Air Products International, LLC
Air Products Investments Holdings, LLC
Air Products Investments, LLC
Air Products LLC
Air Products Manufacturing Corporation
Air Products Manufacturing LLC
Air Products West Coast Hydrogen LLC
APCI (U.K.), Inc.
APMTG Helium LLC
East Coast Nitrogen Company LLC
East Coast Oxygen Co.
EPCO Carbondioxide Products, Inc. (Illinois)
Felix 4, LLC
Felix DevCo, LLC
Felix Holding Company II, LLC
Gardner Cryogenics, Inc. (Pennsylvania)
Indura Holdings Colombia, LLC
Olin - DNT Limited Partnership
Permea, Inc.
ProCal (California)
Prodair Corporation
SCWC Corp.
The Former SR Manufacturers Inc. (Colorado)

ALGERIA
Helios S.p.A.

ARGENTINA
Indura Argentina S.A.

BAHRAIN
Air Products Bahrain W.L.L
Middle East Carbon Dioxide W.L.L. (MECD)

BELGIUM
ACP Zolder Invest NV
Air Products Management BV/SRL
Air Products NV/SA
Ijsfabriek Strombeek N.V.
Napro S.A.

BERMUDA
Asia Industrial Gas Company Ltd.

BRAZIL
Air Products Brasil Ltda.

CANADA
Air Products Canada Ltd./Prodair Canada Ltee
Air Products Ammonia Distribution Ltd.

CHILE
AP Services South America SpA
Centro Técnico Indura Limitada
Indura Inversiones Limitada
Indura S.A.
Indura Sociedad Comercial Limitada
Inversiones Air Products Holdings Limitada
Oxigeno Medicinal Domiciliario Limitada
Servicios Indura Limitada

CHINA
Air Products (Beijing) Hydrogen Energy Technology Co., Ltd.
Air Products (Cangzhou) Co., Ltd.
Air Products (Changsha) Co., Ltd.
Air Products (Chongqing) Chem-Materials Co., Ltd.
Air Products (Dongguan) Gases Co., Ltd.
Air Products (Guangzhou) Electronics Gases Co., Ltd.
Air Products (Hangjin Qi) Co., Ltd.
Air Products (Hefei) Electronics Gases Co., Ltd
Air Products (Huaibei) Gases Co., Ltd.
Air Products (Jiangxi) Co., Ltd.
Air Products (Jincheng) Co., Ltd.
Air Products (Jinjiang) Electronics Gases Co., Ltd.
Air Products (Kunshan) Gases Co., Ltd.
Air Products (Kunshan) Gases Co., Ltd. FuChunjiang Road Branch
Air Products (Linfen) Co., Ltd.
Air Products (Longkou) Gases Co., Ltd.
Air Products (Nanjing) Electronics Gases Co., Ltd
Air Products (Ningbo) Hi-Tech Gases Co., Ltd.

Air Products (Qingdao) Gases Co., Ltd.
Air Products (Shandong) Engineering Co., Ltd.
Air Products (Shandong) Engineering Co., Ltd. Nanjing Branch
Air Products (Shanghai) Electronics Gases Co., Ltd.
Air Products (Shanxi) Co., Ltd.
Air Products (Shenyang) Gases Co., Ltd.
Air Products (Shenzhen) Electronics Gases Co., Ltd.
Air Products (Tianjin) Co., Ltd.
Air Products (Wuhan) Gases Co., Ltd.
Air Products (Xia'men) Electronics Gases Co., Ltd.
Air Products (Xi'an) Gases Co., Ltd
Air Products (Zhengzhou) Hydrogen Energy Technology Co., Ltd.
Air Products (Zhongshan) Gases Co., Ltd.
Air Products (Zhumadian) Gases Co., Ltd.
Air Products and Chemicals (Anhui) Co., Ltd.
Air Products and Chemicals (Banan) Gases Co., Ltd.
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Binzhou) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (China) Investment Co., Ltd.
Air Products and Chemicals (China) Investment Co., Ltd. Nanjing Branch
Air Products and Chemicals (China) Investment Co., Ltd. Xi’an Branch
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (Chongqing) Co., Ltd. Chang Shou Branch
Air Products and Chemicals (Dalian) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products and Chemicals (Guiyang) Co., Ltd.
Air Products and Chemicals (Hefei) Co., Ltd.
Air Products and Chemicals (Hohhot) Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Nanjing) Gases Co., Ltd.
Air Products and Chemicals (Pengzhou) Co., Ltd.
Air Products and Chemicals (Putian) Co., Ltd.
Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.
Air Products and Chemicals (Shaanxi) Co., Ltd.
Air Products and Chemicals (Shanghai) Co., Ltd.
Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.
Air Products and Chemicals (Shanghai) Gasification Technology Co., Ltd.
Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd. Qingpu Branch
Air Products and Chemicals (Shangluo) Co., Ltd.
Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd. Guangming Branch
Air Products and Chemicals (Shenzhen) Gases Co., Ltd. Longhua Branch
Air Products and Chemicals (Tangshan) Co., Ltd.

Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (Weifang) Co., Ltd.
Air Products and Chemicals (Wuxi) Co., Ltd.
Air Products and Chemicals (WuXi) Gases Co., Ltd.
Air Products and Chemicals (Xi’an) Co., Ltd. First Branch
Air Products and Chemicals (Xi'an) Co., Ltd.
Air Products and Chemicals (Xingtai) Co., Ltd.
Air Products and Chemicals (Xinxiang) Co., Ltd.
Air Products and Chemicals (Xuzhou) Co., Ltd.
Air Products and Chemicals (Yichun) Co., Ltd.
Air Products and Chemicals (Yulin) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Air Products and Chemicals (Zhejiang) Co., Ltd.
Air Products and Chemicals (Zhejiang) Co., Ltd. Haiyan Economic Development Zone Hydrogen Refueling Station
Air Products and Chemicals (Zhejiang) Co., Ltd. Hangzhou Branch
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals Tech Development (Beijing) Co., Ltd.
Air Products Debang (Lianyungang) Co., Ltd.
Air Products (Hong Kong) Co., Ltd.
Air Products Hydrogen Energy Technology (Zibo) Co., Ltd.
Air Products Hydrogen Energy Technology (Zibo) Co., Ltd. Kunlun Service Area North Branch of Jiwei Expressway Branch
Air Products Hydrogen Energy Technology (Zibo) Co., Ltd. Kunlun Service Area South Branch of Jiwei Expressway Branch
Air Products Jiutai (Inner Mongolia) Hydrogen Technology Co., Ltd.
Air Products Logistics (Zhejiang) Co., Ltd.
Air Products Lu An (Changzhi) Co., Ltd.
Air Products SinoHytec (Beijing) Hydrogen Energy Technology Co., Ltd.
Beijing AP BAIF Gases Industry Co., Ltd.
Chengdu Air & Gas Products Ltd.
Chengzhi Air Products Hydrogen Energy Technology Co., Ltd.,
CNOOC Air Products and Chemicals (Fujian) Co., Ltd.
Gaolu Air Products and Chemicals (Shanghai) Energy Technology Co.,Ltd.
New Energy Air Products (Liaoning) Co., Ltd.
Permea China, Ltd.
WuXi Hi-Tech Gas Co., Ltd.

COLOMBIA
Gases Industriales de Colombia S.A. – Cryogas

CZECH REPUBLIC
Air Products spol s.r.o.

ECUADOR
Air Products Ecuador S.A.

EGYPT
Air Products Gases S.A.E.

FRANCE
Air Products SAS

Air Products Transport SAS
Helap SAS
Lida SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
Soprogaz SNC

GERMANY

Air Products Renewable Hydrogen GmbH
Air Products GmbH
Air Products Holdings GmbH

INDIA
Prodair Air Products India Private Limited
INOX Air Products Pvt. Ltd.

HUNGARY
Air Products Hungary Kft.

INDONESIA
PT Air Products East Kalimantan
PT Air Products Indonesia
PT Air Products Indonesia Gases
PT Air Products Indonesia Services

IRELAND
Air Products Ireland Limited

ISRAEL
Air Products Israel Ltd.
Gas Technologies O.B. Ltd.
Oxygen & Argon Works, Ltd.

ITALY
Air Products Italia S.r.l.
Sapio Produzione Idrogeno Ossigeno S.r.l.

JAPAN
Air Products Japan K.K.

KOREA
Air Products Korea Inc.
Korea Industrial Gases, Ltd.

LUXEMBOURG
ACP Europe SA

MALAYSIA

Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
Air Products Specialized Process Equipment SDN
Kulim Industrial Gases Sdn Bhd

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.
Grupo INFRA
Promotora Mexcolom S.A. de C.V.

MOROCCO
Air Products Maghreb S.A.R.L.

NETHERLANDS
Air Products Eurasia Investments B.V.
Air Products Gases Holdings B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products Netherlands Gases B.V.
Air Products Renewable Hydrogen B.V.
Carbolim B.V.
KRIG Holdings B.V.

NIGERIA
Prodair Escravos Limited

NORWAY
Air Products A/S

OMAN
Air Products Majan LLC
AJWAA Gases LLC

PERU
Air Products Peru S.A.

POLAND
Air Products Sp. z o.o.
STP & DIN Chemicals sp. z o.o.

PORTUGAL
CVA Portugal LDA
Gasin II Unipessoal LDA
Sociedade Portuguesa de Oxigenio, Lda.

QATAR
Air Products Helium Inc. – Qatar Branch
Air Products PLC, Britain – Qatar Branch

ROMANIA
Air Products Romania SRL

SAUDI ARABIA
Abdulla Hashim Gases & Equipment Co. Limited
Air Products (BR) Ltd. P.E. Branch
Air Products Middle East and Regional Headquarters (RHQ) Company
Air Products Middle East Industrial Gases LLC
Air Products PLC Branch
Air Products Qudra for Energy

Air Products Qudra for Industrial Gases
Air Products Saudi Arabia Investment Company
Blue Hydrogen Industrial Gases Company
Jazan Gas Projects Company (JGPC)
Jazan Integrated Gasification and Power Company (JIGPC)
NEOM Green Hydrogen Company

SINGAPORE
Air Products (Singapore) Energy Pte. Ltd.

SLOVAKIA
Air Products Slovakia s.r.o.

SOUTH AFRICA
Air Products South Africa (Proprietary) Limited

SPAIN
Air Products Iberica, S.L.U.
Air Products Services Europe, S.A.
Andaluza de Gases, S.A.
Carb-IQA de Tarragona, S.L.
Carburos Via Augusta Logistics, S.L.
Iberica del Carbonico, S.A.
Matgas 2000 A.I.E.
Oxigeno de Sagunto, S.L.
Sociedad Espanola de Carburos Metalicos S.A.
Vitalox Industrial S.L.U.

SWITZERLAND
Air Products Switzerland Sàrl

TAIWAN, CHINA
Air Products Asia Inc., Taiwan Branch
Air Products San Fu Co., Ltd.
Air Products Taiwan Holdings Co., Ltd.
Blue Ocean Industrial Gas Co., Ltd.

THAILAND
Bangkok Industrial Gas Co., Ltd.
Bangkok Cogeneration Company Limited

TRINIDAD AND TOBAGO
Caribbean Industrial Gases Unlimited

UKRAINE
Air Products Ukraina LLC
KRYVYI RIH Industrial Gas
PQ Ammonia

UNITED ARAB EMIRATES
AJWAA Emirates Gases Company LLC
Air Products Arabia for Industrial Gases LLC
Air Products (Middle East) FZE
Air Products Emirates Gases LLC

Air Products Gulf Gas LLC
ALEMIR Jebil Ali FTZ (Branch)
ALEMIR Sharjah FTZ (Branch)

UNITED KINGDOM
Air Products (BR) Limited
Air Products Equipment Limited
Air Products Group Limited
Air Products Llanwern Limited
Air Products PLC
Air Products Renewable Energy Limited
Cryoservice Limited
Gas Direct Cymru Cyf
Gas Direct Limited
SIG Industrial Gases Limited

UZBEKISTAN
Air Products Bukhara LLC
Air Products Central Asia Group LLC
Air Products Fergana FE LLC
Air Products Netherlands Gases P.E. (Branch)